EXHIBIT 9
ADVANCED BIOENERGY, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$1.50 per Unit
Minimum Investment of 6,667 Units ($10,000)
667 Unit Increments Thereafter ($1,000)

The undersigned subscriber, desiring to purchase membership interests (“units”) of Advanced BioEnergy, LLC (“Advanced BioEnergy”), a Delaware limited liability company, with its principal place of business at 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305, hereby, subject (i) to the Confidential Private Placement Memorandum (the “Memorandum”) of Advanced BioEnergy, (ii) to the Backstop Commitment Agreement dated as of April 7, 2010 between the undersigned subscriber and Advanced BioEnergy (the “Backstop Commitment”) (including, without limitation, the conditions to closing set forth in Section 7 of the Backstop Commitment) and (iii) to the other terms and conditions of the offering, subscribes for the purchase of the units of Advanced BioEnergy, and agrees to pay the related purchase price, identified below.

Advanced BioEnergy acknowledges and agrees that all rights granted by Advanced BioEnergy to the undersigned subscriber with respect to the units of Advanced BioEnergy previously issued to the undersigned subscriber (including, without limitation, the Pro-Rata Participation Rights set forth in Section 2 of that certain letter agreement (“Letter Agreement”), dated August 21, 2009, by and between Advanced BioEnergy and the undersigned subscriber, the anti-dilution rights set forth in Section 3 of the Letter Agreement (with the “Total Hawkeye Purchase Price” (as used in the Letter Agreement) defined to include the amount set forth in Item C.1 of this Subscription Agreement) and the rights set forth in that certain Registration Rights Agreement, dated August 28, 2009, by and between Advanced BioEnergy and the undersigned subscriber) shall apply to the units purchased pursuant to this Subscription Agreement.

The Backstop Commitment remains in full force and effect in accordance with the terms therein, and nothing in this Subscription Agreement amends or otherwise modifies the Backstop Commitment.

A.
SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

INDIVIDUALS:                                                                           ENTITIES:

____________________________________                 Hawkeye Energy Holdings, LLC
Name of Individual Subscriber (Please Print)                       Name of Entity (Please Print)
____________________________________                 224 S. Bell Ave.
____________________________________                 Ames, Iowa 50010
____________________________________                 Attention:  Timothy B. Callahan
Street Address                                                                           Street Address

____________________________________                  ______________________________________
Telephone                                                                     Telephone

____________________________________                  (515) 233-5577
Facsimile                                                                        Facsimile

____________________________________                  tcallahan@hawkeye-energy.com
Email Address                                                                            Email Address

B.	NUMBER OF UNITS PURCHASED. Your pro rata share of units offered in this offering, if applicable, is listed below.

Pro Rata Share:                                                      1,648,521

Number of Units Requested

to Be Purchased:                                                      5,171,891 (the “Units”)

C.	PURCHASE PRICE. Indicate the dollar amount of your requested investment.

1.           Total Purchase Price
($1.50 per unit multiplied by the
number of units to be purchased
indicated in Item B above)

$7,757,836.50

D.	GENERAL INSTRUCTION FOR SUBSCRIBERS. You should read the Memorandum in its entirety for a complete explanation of an investment in Advanced BioEnergy.

1.	Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement.

2.
Immediately provide a wire transfer for the investment amount in accordance with the wiring instructions previously provided by Advanced BioEnergy. You will determine this amount in Item C.1 of this Subscription Agreement.

3.	Deliver this original executed Subscription Agreement, together with your payment described in Item 2 of these instructions, to the following address:

Advanced BioEnergy, LLC
10201 Wayzata Boulevard, Suite 250
Minneapolis, MN 55305
Attention: Chief Executive Officer

Subject to the satisfaction of the conditions set forth in the Backstop Commitment and completing the Restructuring, your funds will be immediately at-risk as described in the Memorandum and the Backstop Commitment. If the issuance of the Units has not been completed on or prior to June 30, 2010 (or such later date as the undersigned subscriber may determine in its sole discretion) (which issuance shall not take place unless and until the Restructuring is completed and the other closing conditions set forth in Section 7 of the Backstop Commitment are satisfied), your funds will be promptly returned to you, without interest.  Unless and until the Units are issued, your funds will be maintained in an account of Advanced BioEnergy for the sole benefit of the parties hereto in accordance with the terms hereof, and not for the benefit of any third party, including, without limitation, any subsidiary of Advanced BioEnergy.  This Subscription Agreement does not confer any rights or remedies upon any third party, including, without limitation, any subsidiary of Advanced BioEnergy.

You may direct your questions to Richard Peterson, our President, Chief Executive Officer and Chief Financial Officer at (763) 226-2701.

E.	ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under penalties of perjury:

1.
FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual

☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 5.)

☒	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐	Trust

Trustee’s Name:__________________________________________________

Trust Date:______________________________________________________

☐	Other: Provide detailed information in the space immediately below.

_______________________________________________________________

_______________________________________________________________

2.
SUBSCRIBER’S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

ENTITY Taxpayer Identification No.	XX-XXXXXXX

Check any or all boxes that might apply:

☐  Check box if you are a non-resident alien
☐  Check box if you are a U.S. citizen residing outside of the United States
☐  Check this box if you are subject to backup withholding

3.	Duplicate REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Item A, please complete this section.

Thomas H. Lee Partners

100 Federal Street, 35th Floor; Attn: Joshua Nelson
Street

Boston, MA 02110
City, State, Zip Code

4.
SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.  By initialing and signing below the subscriber represents and warrants to Advanced BioEnergy that he, she or it: Joint subscribers must both initial all items.

Initial Here

HEH	a.	has received a copy of Advanced BioEnergy’s Memorandum;

HEH	b.	has been informed that the units of Advanced BioEnergy are to be issued pursuant to this Subscription Agreement can only be sold to a person deemed to be accredited;

HEH	c.
has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the federal securities laws or securities laws of any state and that Advanced BioEnergy is relying in part upon the representations of the undersigned subscriber contained herein;

HEH	d.
has been informed that the securities subscribed for have not been approved or disapproved by the securities departments, nor has any regulatory authority passed upon the accuracy or adequacy of the Memorandum;

HEH	e.
intends to acquire the units for his, her or its own account without a view to public distribution or resale and that he, she or it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

HEH	f.
understands that there is no present market for Advanced BioEnergy’s units, that the units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the units;

HEH	g.	should seek the advice of his, her or its legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

HEH	h.
has received a copy of the Advanced BioEnergy Fourth Amended and Restated Operating Agreement and understands that upon acceptance of the subscription by Advanced BioEnergy, the subscriber and the units will be bound by the provisions of this operating agreement, which contains, among other things, provisions that restrict the transfer of units;

HEH	i.
understands that the units are subject to substantial restrictions on transfer under federal and state securities laws along with restrictions in the Advanced BioEnergy Fourth Amended and Restated Operating Agreement and agrees that if the units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Fourth Amended and Restated Operating Agreement, as may be amended from time to time, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

HEH	j.	meets the definition of an accredited investor as described in the Memorandum and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

HEH	k.
understands that Advanced BioEnergy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by Advanced  BioEnergy in its sole discretion: THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED,  OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE,  TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD,  OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

HEH	l.
understands that, to enforce the above legend, Advanced BioEnergy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the units;

HEH	m.	may not transfer or assign this subscription agreement, or any of the subscriber’s interest therein;

HEH	n.	has written his, her or its correct taxpayer identification number under Item E(2); and

HEH	o.
is not subject to backup withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he, she or it is no longer subject to backup withholding. (Note: this clause (o) should be crossed out if the backup withholding box in Item E(2) is checked.)

E.
ADVANCED BIOENERGY’S REPRESENTATIONS AND WARRANTIES.  The representations and warranties of Advanced BioEnergy contained in Section 3 of the Backstop Commitment are true and correct in all material respects as if made on the date hereof (except for representations and warranties made of a specific date, which shall be true and correct in all material respects as of such specified date.)

SIGNATURE OF SUBSCRIBER/JOINT SUBSCRIBER:

Date: June 4, 2010

INDIVIDUALS:		ENTITIES:

HAWKEYE ENERGY HOLDINGS, LLC
Name of Individual Subscriber (Please Print)		Name of Entity (Please Print)

Timothy B. Callahan, Chief Financial Officer
Signature of Individual		Print Name and Title of Officer

/s/ Timothy B. Callahan
Name of Joint Individual Subscriber (Please Print)		Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY ADVANCED BIOENERGY, LLC:

Advanced BioEnergy, LLC hereby accepts the subscription for the above units.

Dated this 4th day of June, 2010.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson President and Chief Executive Officer